UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 14, 2018

PACIFIC CITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

California	001-38621	20-8856755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 210-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2018, in connection with the pricing of the IPO, the Company and its wholly-owned subsidiary, Pacific City Bank, entered into an underwriting agreement with Keefe, Bruyette & Woods, Inc., A Stifel Company, Raymond James & Associates, Inc. and Sandler O’Neill & Partners, L.P, as representatives of the underwriters listed on Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell 2,385,000 shares of Common Stock at a public offering price of $20.00 per share. On August 14, 2018, the Company completed the sale of 2,385,000 shares of its Common Stock for net proceeds of $43.2 million after deducting underwriting discounts and commissions and estimated offering expenses. The Underwriters have a 30-day option to purchase up to an additional 357,750 shares of common stock at the initial public offering price less the underwriting discount.

Item 8.01 Other Events.

On August 14, 2018, the Company issued a press release in connection with the closing of its initial public offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Pacific City Financial Corporation, issued August 14, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Pacific City Financial Corporation, issued August 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC CITY FINANCIAL CORPORATION

DATED: August 14, 2018	By:	/s/ Henry Kim
Henry Kim,
Chief Executive Officer and President

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